EXHIBIT 2
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                            AGREEMENT TO FILE JOINTLY


DaimlerChrysler AG ("DaimlerChrysler") and DaimlerChrysler North America Holding Corporation ("DCNAH") hereby agree pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D relating to Common Shares of Ballard Power Systems Inc., a corporation incorporated under the Canada Business Corporations Act, and any amendments thereto are filed by them jointly and that DaimlerChrysler is authorized to execute such Schedule 13D or any amendments thereto for and on behalf of each of DaimlerChrysler and DCNAH.


DAIMLERCHRYSLER AG                          DAIMLERCHRYSLER NORTH AMERICA
                                            HOLDING CORPORATION


By: /s/ Wolfgang Bauder                     By: /s/ Byron C. Babbish
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Name:  Dr. Wolfgang Bauder                  Name:  Byron C. Babbish
Title: Senior Counsel                       Title: Assistant Secretary


By: /s/ Wolfgang Herb
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Name:  Dr. Wolfgang Herb
Title: Associate General Counsel